Exhibit 99.1

NextNRG Reports Preliminary March 2025 Revenue Growth of 161% Year-Over-Year and Q1 Revenue Growth of 146%

Company Reports Third Consecutive Record Month

MIAMI, April 10, 2025 (GLOBE NEWSWIRE) – NextNRG, Inc. (Nasdaq: NXXT), a pioneer in AI-driven energy innovation—transforming how energy is produced, managed, and delivered through its advanced Utility Operating System, smart microgrid technology, wireless EV charging, and on-demand mobile fuel delivery solutions— today announced preliminary unaudited revenue and volume results for March 2025 and the first quarter of 2025. The company delivered its third consecutive record month, with March revenue increasing 161% year-over-year to approximately $6.15 million.

March 2025 Highlights

●	Revenue: $6,148,266 (vs. $2,354,048 in March 2024)
●	YoY Revenue Growth: 161%
●	Gallons Delivered: 1,799,955 (vs. 580,217 in March 2024)
●	YoY Gallon Growth: 210%

Q1 2025 Highlights

●	Revenue: $16,232,354 (vs. $6,597,119 in Q1 2024)
●	YoY Revenue Growth: 146%
●	Gallons Delivered: 4,688,045 (vs. 1,658,272 in Q1 2024)
●	YoY Gallon Growth: 183%

“We are pleased to report another record-breaking month as our growth trajectory continues to accelerate,” said Michael D. Farkas, Founder and CEO of NextNRG. “With volume nearly tripling year-over-year in March, our focus on disciplined expansion and operational execution is delivering measurable results. The successful integration of strategic acquisitions and our partnerships with major fleet operators are helping to validate our business model as we scale.”

Farkas continued, “With three consecutive months of all-time high performance, we are seeing strong market demand and consistent customer adoption of our mobile fueling platform. As we expand our AI-powered infrastructure and prepare for future deployments of smart microgrid and wireless charging technologies, we believe NextNRG is playing a key role in powering the transition to a cleaner, more flexible energy future.”

Note on Preliminary Results

These March and Q1 2025 financial results are preliminary and unaudited. Final figures may be subject to adjustment pending the completion of month-end and quarter-end closing procedures.

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Utility Operating System, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible; and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com